UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2008

ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-19608 (Commission File Number)	39-1388360 (IRS Employer Identification No.)

11425 West Lake Park Drive, Suite 900 Milwaukee, Wisconsin (Address of principal executive offices)	53224 (Zip Code)

Registrant’s telephone number, including area code:  (414) 973-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with his previously announced appointment as President and Chief Executive Officer of ARI Network Services, Inc. (the “Company”), on May 5, 2008, Roy W. Olivier was appointed to the Company’s Board of Directors.  Mr. Olivier’s initial term as a director will expire at the Corporation’s 2008 annual meeting of shareholders.  As previously disclosed, the Employment Agreement (the “Agreement”) dated May 1, 2008 between Mr. Olivier and the Company provided for Mr. Olivier’s appointment to the Company’s Board.  The Agreement further provides that, during the term of the Agreement, upon each expiration of Mr. Olivier’s term as a director, the Board will nominate Mr. Olivier as a nominee for director of the Company and use its best efforts to encourage the shareholders to elect him as a director of the Company.

Mr. Olivier, age 49, joined the Company in September 2006 as Vice President – Global Sales and Marketing.  Prior to joining the Company in 2006, Mr. Olivier was a consultant to start-up, small and medium-sized businesses.  Until December 2001, he was vice president, sales & marketing for ProQuest Media Solutions, where he led the integration of MSI (Media Solutions International) into ProQuest Business Solutions, combining the R&D, production and accounting functions of both companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 7, 2008

ARI NETWORK SERVICES, INC.

By:

/s/ Brian E. Dearing

Brian E. Dearing

Acting Chief Financial Officer

3